                                                                      EXHIBIT 21

                           SUBSIDIARIES OF ADVO, INC.

                            AS OF SEPTEMBER 28, 2002

                                                                            PERCENT OF VOTING
STATE OF                                                                   SECURITIES OWNED AS
INCORPORATION                        NAME OF SUBSIDIARY                   OF SEPTEMBER 28, 2002
-------------        --------------------------------------------------   ---------------------
Delaware             ADVO Investment Company, Inc. ....................            100
Delaware             Value Fair, Inc. .................................            100
Delaware             MBV, Inc. ........................................            100
Delaware             Stighen, Inc. (formerly Marketing Force, Inc.)....            100(1)
Delaware             MailCoups, Inc. ..................................            100
Delaware             Coupon Distributors, Inc. ........................            100(2)
Delaware             ShopWise.com, Inc. ...............................            100
Delaware             MailCoups of Central Florida......................            100(2)
North Carolina       Netserts.com, LLC.................................            100(3)
Maryland             Mail Marketing Systems, Inc. .....................            100
Delaware             New England Direct, LLC...........................             50
Delaware             Detroit Weekend Direct............................             50
Nova Scotia, Canada  ADVO Canada, Inc. ................................            100(1)
Nova Scotia, Canada  Breezeway Communications, LTD.....................            100(1)

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(1) Owned by ADVO Investment Company, Inc.

(2) A wholly-owned subsidiary of MailCoups, Inc.

(3) A wholly-owned of ShopWise.com. Inc.